UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2010

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12010 Sunset Hills Road
Reston, VA	20190
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry Into a Material Definitive Agreement

DIP Financing Agreement

The information contained in Item 2.03 regarding the Debtor-In-Possession Credit, Security & Guaranty Agreement is incorporated by reference into this Item 1.01.

Plan and Plan Support Agreement

On October 19, 2010, TerreStar Networks Inc. (“TerreStar Networks”), a majority-owned subsidiary of TerreStar Corporation (the “Company”), the Company, and certain of TerreStar Networks’ affiliates  (collectively, the “Plan Support Agreement Signatories”) entered into a Plan Support Agreement with EchoStar Corporation (“EchoStar”), in its capacity as (a) holder of a majority of the 15.0% senior secured payment-in-kind notes issued by TerreStar Networks (the “15% Notes”); (b) holder of approximately one-third of the 6.5% senior exchangeable payment-in-kind notes issued by TerreStar Networks (the “6.5% Notes”); and (c) lender of approximately one-half of the amount outstanding under the $100 million TerreStar-2 Purchase Money Credit Agreement, dated February 5, 2008, among TerreStar Networks, as the borrower, U.S. Bank National Association, as collateral agent, and EchoStar and Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., as lenders (as amended, restated, supplemented or otherwise modified from time to time) (the “PMCA,” the loans under the PMCA together with the 15% Notes and the 6.5% Notes, each a “Debt Instrument” and collectively, the “Debt Instruments”), that includes customary conditions for such agreement .  TerreStar Networks and its affiliates that filed for chapter 11(see below) have filed a motion seeking Bankruptcy Court authority to assume the Plan Support Agreement.

The Plan Support Agreement sets forth, subject to certain conditions, both  the Plan Support Agreement Signatories’ and EchoStar’s commitment to and obligations with respect to a proposed plan of reorganization (the “Plan”) to be filed under Chapter 11 of the Bankruptcy Code (the “Bankruptcy Code”) based on the plan term sheet attached to the Plan Support Agreement (the “Term Sheet”). The Term Sheet, in turn, outlines the contours of the Plan. The Plan contemplates the following:

•	the Debtors filing the Plan, and seeking confirmation thereof within certain milestones, which Plan will consist of the following:

o
holders of allowed 15% Notes receiving (x) their pro rata share of 97% of the New Common Stock to be issued by TerreStar Networks and (y) rights to purchase a number of shares of New Preferred Stock (the “Rights”) corresponding to their proportionate ownership of the 15% Notes through a $125 million rights offering, $100 million of which will be backstopped by EchoStar;

o	holders of allowed claims under the PMCA being repaid in cash, or at the holders’ discretion, reinstated;

o	holders of allowed 6.5% Notes receiving (x) their pro rata share of [TBD]% of the New Common Stock; and (y) Rights to purchase New Preferred Stock;

o	holders of allowed unsecured claims at the Debtors’ receiving (x) their pro rata share of [TBD]% of the New Common Stock; and (y) Rights to purchase New Preferred Stock; and

o	holders of interests in the Debtors, including preferred stock, receiving no distributions on account of such interests, with such interests being cancelled.

The Agreement contains a number of events that will result in termination of the Agreement, including the following: (i) the failure to meet certain milestones in connection with filing and prosecution of these chapter 11 cases, (ii) any material modification to any terms of the Restructuring (as defined in the Term Sheet) that is inconsistent with terms and conditions set forth in the Term Sheet, without the prior written consent of EchoStar, (iii) withdrawal of, or the filing of a motion to withdraw, the Plan or submit an amended plan of reorganization or liquidation that is adverse to EchoStar or materially inconsistent with the terms and provisions of the Term Sheet, (iv) the occurrence of any event, development or circumstance (other than any event, development or circumstance arising from or relating to these chapter 11 cases) on or after June 30, 2010 that, either alone or in combination, has had or could reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities or condition (financial or otherwise) of the Debtors taken as a whole, (v) the conversion of these chapter 11 cases to cases under chapter 7 of the Bankruptcy Code, (vi) the Debtors’ breach of any material provision of the Term Sheet and (vii) the occurrence and continuation of a default (provided that a cure of such default before the expiration of the notice period shall be a cure of such default) under the debtor in possession financing facility.

The Term Sheet includes provisions for the automatic termination of the Agreement on the seventh business day after the occurrence of certain Sponsor Termination Events (as defined in the Term Sheet) unless waived in writing by EchoStar before the expiration of such waiver period.  For certain other Sponsor Termination Events the Agreement will terminate only after EchoStar provides the Debtors with written notice of the Sponsor Termination Event and such Sponsor Termination Event remains uncured for at least five days following the delivery of notice thereof.  Additionally, the Debtors may also terminate the Term Sheet and all of the obligations of the parties thereto at their sole discretion (the “Debtor Termination Events”) if: (i) EchoStar breaches any material provision in the Term Sheet; or (ii) the chapter 11 cases are converted to cases under chapter 7 of the Bankruptcy Code

The foregoing description of the Plan Support Agreement is qualified in its entirety by reference to the Plan Support Agreement filed with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

Item 1.03.          Bankruptcy or receivership

On October 19, 2010, TerreStar Networks, a majority-owned subsidiary of the Company, and certain of its affiliates (the “Debtors”) filed a voluntary petition for relief for reorganization under the Bankruptcy Code (the “Chapter 11 Petition”) with the Bankruptcy Court.  TerreStar Networks will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 21, 2010, in connection with the Chapter 11 Petition, the Debtors entered into a Debtor-in Possession Credit, Security & Guaranty Agreement, dated as of October 21, 2010 (the “DIP Financing Agreement”), among the Debtors, The Bank of New York Mellon, as administrative agent and collateral agent and the lenders from time to time party thereto.  Subject to approval by the Bankruptcy Court and the satisfaction of certain other conditions, the DIP Financing Agreement provides for a non-amortizing multiple draw term loan of up to an aggregate principal amount of $75,000,000 (the “DIP Loan”).  The DIP Loan will be used for (i) post-petition operating expenses, (ii) the costs and expenses of the administration of the Chapter 11 Petition and a recognition proceeding before the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”), (iii) the payment of a retainer to the information officer appointed by the Canadian Court, (iv) payment of fees and expenses of the lenders and (v) other costs and expenses approved by the lenders.  The principal outstanding under the DIP Loan will bear interest at a rate of 15.00% per annum payable in kind.  After the occurrence and during the continuance of an event of default under the DIP Financing Agreement, the interest rate will increase to 17.00% per annum.

The Debtors’ obligations under the DIP Financing Agreement are secured by a perfected security interest and lien on all of the Debtors’ assets and constitute a super-priority administrative claim under Section 364(c)(1) of the Bankruptcy Code, which security interest and lien will not be junior to any prior lien other than the carve-out and the valid and perfected liens securing the 15% Notes and the PMCA.

All obligations under the DIP Financing Agreement will be due and payable on the earliest of (i) 270 days after the date of the Chapter 11 Petition, (ii) the effective date of a confirmed plan of reorganization, (iii) the closing of a sale of all or substantially all of the assets of the Debtors pursuant to Section 363 of the Bankruptcy Code, (iv) the date that is 35 days after the entry of the Interim DIP Order if the Bankruptcy Court has not entered the Final DIP Order and (v) the occurrence of an event of default under the DIP Financing Agreement and the acceleration of the Debtors’ obligations under the DIP Financing Agreement.

The DIP Financing Agreement also contains certain customary representations, covenants, indemnifications, and events of default.  Events of default include, but are not limited to (i) a change in control, (ii) failure to meet certain milestone requirements and (iii) certain customary events of default, including milestones in connection with the chapter 11 cases.

In connection with the DIP Financing Agreement, the Debtors will pay the lender (i) a commitment fee of 1.00% per annum of the daily difference between the maximum amount available under the DIP Loan and the outstanding DIP Loans, which fee will be paid in kind, (ii) an upfront fee of 3.00% of the maximum amount available under the DIP Loan, which fee will be paid in kind, and (iii) an original issue discount of 2.00% of the principal amount of each DIP Loan made.  Additionally, the Debtors are required to reimburse the lender for the costs and expenses, including reasonable attorney’s fees, incurred by the lender in connection with the DIP Financing Agreement.

The foregoing description of the DIP Financing Agreement is qualified in its entirety by reference to the DIP Financing Agreement filed with the Bankruptcy Court.

Item 2.04           Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Petition described in Item 1.03 of this Current Report on Form 8-K constitutes an event of default under each of (i) the Indenture, dated as of February 14, 2007 (the “15% Notes Indenture”), among TerreStar Networks, as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee (as supplemented by the First Supplemental Indenture, dated as of February 7, 2008 and the Second Supplemental Indenture, dated as of February 7, 2008 and as otherwise amended, restated, supplemented or otherwise modified from time to time), pursuant to which the 15% Notes were issued, (ii) the Indenture, dated as of February 7, 2008 (the “6.5% Notes Indenture”), among TerreStar Networks, as issuer, the guarantors from time to time party thereto, and U.S. Bank National Association, as trustee (as amended, restated, supplemented or otherwise modified from time to time), pursuant to which the 6.5% Notes were issued, and (iii) the PMCA (together with the 15% Notes Indenture and the 5.6% Notes Indenture,  each a “Debt Document” and collectively, the “Debt Documents”).  This event of default under each of the Debt Documents causes all unpaid principal of, and premium, if any, and accrued and unpaid interest (and additional interest, if any) on all of the outstanding Debt Instruments to become immediately due and payable. The Debtors believe that any remedies that may exist related to the event of default under each of the Debt Documents are stayed under the Bankruptcy Code.

Item 8.01.          Other Events.

On October 19, 2010, the Company issued a press release with respect to the voluntary bankruptcy petition filed by TerreStar Networks.  A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.          Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated October 19, 2010.

Cautionary Statement Regarding Forward-Looking Statements

This report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, without limitation, the Company's current beliefs, expectations, focus and/or plans about future events. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases “intend,” “may,” “could,” “should,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “predict,” “project” or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. We do not undertake to update any forward-looking statement that may be made from time to time by or on our behalf, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Douglas Brandon
Douglas Brandon
General Counsel & Secretary

Date:  October 22, 2010